AMENDED AND RESTATED BYLAWS

OF

BIOMERICA, INC.

(a Delaware corporation)

Adopted by the Board of Directors on July 24, 2023

ARTICLE I

Offices

1.

The principal office of the Corporation shall be at 251 Little Falls Dr., City of Wilmington, State of Delaware, and the name of the resident agent in charge thereof is CSC-Global.

2.

The Corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time designate or the business of the Corporation may require.

ARTICLE II

Stockholders' Meeting

1.

Meetings of the stockholders of the Corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”).

2.

Unless members of the Board are elected by written consent in lieu of an annual meeting, as permitted by Section 211 of the Delaware General Corporation Law (the “DGCL”) and these Bylaws, an annual meeting of stockholders shall be held for the election of directors at such date and time as the Board shall each year fix. At such meeting the stockholders may elect the directors and transact any business properly brought before the meeting.

3.

Special meetings of the stockholders shall be held upon call of the Board, and shall be called by the Chairperson of the Board or the President or the Secretary at the request in writing of the stockholders owning of record at least twenty-five percent of the issued and outstanding capital stock of the Corporation entitled to vote thereat.

4.

Notice of the purpose or purposes and of the time and place within or without the State of Delaware of every meeting of stockholders shall be given by the Chairperson of the Board or the President or the Secretary or an Assistant Secretary either personally or by mail or by telegraph or by any other lawful means of communication not less than ten nor more than sixty days before the meeting, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be directed to each stockholder at such stockholder’s address as it appears on the stock book unless such stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request.  Such further notice shall be given as may be required by law.  Except as otherwise expressly provided by statute, no publication of any notice of meeting of stockholders shall be required to be given any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive notice in writing or by wireless communication either before or after such meeting.  Except where otherwise required by law, notice of any adjourned meeting of the stockholders of the Corporation shall not be required to be given.

5.

A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of stock of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by statute or the Certificate of Incorporation.  In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time.  At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

6.

Meetings of the stockholders shall be presided over by a chairperson which shall be the chief executive officer (the “CEO”).  If the CEO is not present, the meetings of the stockholders shall be presided over by the Chairperson of the Board (the “Chairperson”), or the Vice Chairperson (the “Vice Chairperson”). If neither the CEO the Chairperson, or the Vice Chairperson is present, the meeting may be presided over by a chairperson to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting.  The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

7.

Except as otherwise provided in these Bylaws, the Certificate of Incorporation, or in the laws of the State of Delaware, at every meeting of the stockholders, each stockholder of the Corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him or her and registered in his or her name on the books of the Corporation at the time of such meeting.  Any vote on shares of stock of the Corporation may be given by the stockholder entitled thereto in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or by his or her attorney thereunto authorized and delivered to the secretary of the meeting.  Except for the election of directors or as otherwise required by statute, by the Certificate of Incorporation or these Bylaws, all matters coming before any meeting of the stockholders shall be decided by a majority vote of the stockholders of the Corporation present in person or by proxy at such meetings and entitled to vote on the subject matter, a quorum being present.

8.

A complete list of the stockholders entitled to vote at a meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared by the Secretary or other officer of the Corporation having charge of the stock ledger.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, for a period of at least ten days ending on the day before the meeting, either on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the principal place of business of the Corporation.

9.

At all elections of directors, or in any other case in which inspectors may act, an inspector, or inspectors, of election shall be appointed by the Board or the chairperson of the meeting, except as otherwise provided by law.  The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof.  If there be a failure to appoint an inspector or if any inspector appointed be absent or refuse to act, or if his or her office becomes vacant, the chairperson present at the meeting may choose an inspector of election to fill the vacancy.

ARTICLE III

Directors

1.

The property, affairs and business of the Corporation shall be managed by the Board, consisting of not less than three nor more than nine persons.  The exact number of directors within the maximum and minimum limitations specified shall be fixed from time to time by resolution of the Board.  Except as hereinafter provided, directors shall be elected at the annual meeting of the stockholders by plurality vote of the stockholders of the Corporation present in person or by proxy at such meeting and entitled to vote on the election of directors, and each director shall be elected to serve for one year and until his or her successor shall be elected and shall qualify.  Directors need not be stockholders.

2.

Meetings of the Board shall be held at such place within or outside the State of Delaware as may from time to time be fixed by resolution of the Board, or as may be specified in the notice of the meeting.  Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board, and special meetings may be held at any time upon the call of the Chairperson of the Board, the President, or a majority of the directors by oral, electronic or written notice duly served on or sent or mailed to each director not less than one day before such meeting.  A meeting of the Board may be held without notice immediately after annual meeting of the stockholders.  Notice need not be given of regular meetings of the Board.  Meetings may be held at any time without prior notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

3.

A majority of the members of the Board then acting at a meeting duly assembled, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

4.

In case one or more vacancies shall occur or exist in the Board by reason of death, resignation, increase in the number of directors or otherwise except in so far as otherwise provided in these Bylaws, the remaining directors, even if less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

5.

At any special meeting of the stockholders, duly called as provided in these Bylaws, any director or directors may by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for election of directors be removed from office, either with or without cause, and his or her successor or their successors may be elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

6.

Indemnification.

6.1.

Obligation and Power to Indemnify.

a)

Actions, Suits, and Proceedings Other than By or In the Right of the Corporation.  Subject to the limitations set forth in Section 6.2, the Corporation will indemnify any Director or Executive Officer, and will indemnify and hold harmless any employee or agent of the Corporation who is not a Director or Executive Officer, who was or is a party or is threatened to be made a party, including as a witness, to any Proceeding (other than an action by or in the right of the Corporation) by reason of such person’s Corporate Status from and against all Expenses and Liabilities actually and reasonably incurred or paid by or on behalf of such person in connection with such Proceeding or any claim, issue or matter therein, if such indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, to the fullest extent permitted by law as the same exists or may hereafter be amended; provided, however, that except with respect to Proceedings to enforce rights to indemnification, the Corporation will indemnify any such indemnitee in connection with a Proceeding (or part thereof) initiated by such indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

b)

Actions, Suits, and Proceedings By or In the Right of the Corporation. Subject to the limitations set forth in Section 6.2, the Corporation will indemnify any Director or Executive Officer, and will indemnify and hold harmless any employee or agent of the Corporation who is not a Director or Executive Officer, who was or is a party or is threatened to be made a party to any Proceeding (including as a witness) by or in the right of the Corporation to procure a judgment in its favor by reason of such person’s Corporate Status from and against all Expenses actually and reasonably incurred or paid by or on behalf of such person in connection with such Proceeding or any claim, issue or matter therein, if such indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation; provided, however, that no indemnification will be made under this Section 6.1(b) in respect of any claim, issue or matter as to which such person has been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery of the State of Delaware or another court in which such Proceeding was brought determines upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

c)

No Presumption.  The termination of any Proceeding by a judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was lawful.

6.2.

Limitation on Indemnification.

a)

Requirement for Determination of Eligibility for Indemnification by Disinterested Directors.  Any indemnification to be provided under Section 6.1 will (unless ordered by a court) be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the indemnitee is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1. Such determination will be made (a) by a majority vote of the Disinterested Directors (even though less than a quorum); (b) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors (even though less than a quorum); (c) if there are no Disinterested Directors or if the Disinterested Directors so direct, by independent legal counsel in a written opinion; or (d) by the vote of a majority of the stockholders of the Corporation entitled to vote and voting on the matter. To the extent, however, that the indemnitee has been successful on the merits or otherwise in defense of any Proceeding described in Section 6.1, or in defense of any claim, issue or matter therein, such person will (in the case of a Director or Executive Officer) and will (in the case of an employee or agent of the Corporation who is not a Director or Executive Officer) be indemnified against Expenses actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

b)

No Indemnification for Matters Initiated by Indemnitee.  Notwithstanding the provisions of Section 6.1, the Corporation will indemnify any person seeking indemnification in connection with a Proceeding initiated by such person only if such Proceeding (including any parts of such Proceeding not initiated by such person) was authorized in advance by the Board, unless such Proceeding was brought to enforce such person’s rights to indemnification or advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.

c)

The Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Section 6 as a result of such person’s Corporate Status will be reduced by any amount such person may collect as indemnification or advancement of Expenses from another corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Any indemnification or advancement of Expenses under this Section 6 owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise will only be in excess of, and will be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

6.3.

Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 6.2, and notwithstanding the absence of any determination thereunder, any party to a Proceeding by reason of their Corporate Status may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 6.1. The basis of such indemnification by a court will be a determination by such court that indemnification of the person is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 6.1. Neither a contrary determination in the specific case under Section 6.2 nor the absence of any determination thereunder will be a defense to such application or create a presumption that the person seeking indemnification has not met any applicable standard of conduct. The person seeking application for indemnification pursuant to this Section 6.3 must give notice of such filing to the Corporation before or promptly after the filing of such application. If the person seeking indemnification pursuant to the foregoing is successful, in whole or in part, the Corporation will also be obligated to pay such person’s Expense of prosecuting such application.

6.4.

Expenses Payable in Advance.

a)

Advancement of Expenses to Directors and Executive Officers Prior to Final Disposition.

i.

The Corporation will advance all Expenses incurred by or on behalf of any Director or Executive Officer in connection with any Proceeding in which such person is involved by reason of such person’s Corporate Status within 30 days after the receipt by the Corporation of a written statement from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements must reasonably evidence the Expenses incurred by such person and be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it is ultimately determined that such person is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation will advance all Expenses incurred by or on behalf of any Director or Executive Officer seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director or Executive Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (A) authorized by the Board, or (B) brought to enforce such Director’s or Executive Officer’s rights to indemnification or advancement of Expenses under these Bylaws.

ii.

If a claim for advancement of Expenses hereunder by a Director or Executive Officer is not paid in full by the Corporation within 30 days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director or Executive Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director or Executive Officer will also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Section 6 will not be a defense to an action brought by a Director or Executive Officer for recovery of the unpaid amount of an advancement claim and will not create a presumption that such advancement is not permissible.

iii.

The burden of proving that a Director or Executive Officer is not entitled to an advancement of Expenses will be on the Corporation.

iv.

In any suit brought by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the Corporation will be entitled to recover such Expenses upon a final adjudication that the Director or Executive Officer has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.

b)

Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

i.

The Corporation may, at the discretion of the Board, advance any or all Expenses incurred by or on behalf of any employee or agent of the Corporation that is not a Director or Executive Officer in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status upon the receipt by the Corporation of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements must reasonably evidence the Expenses incurred by such person and be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it is ultimately determined that such person is not entitled to be indemnified against such Expenses.

ii.

In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation will be entitled to recover such expenses upon a final adjudication that the employee or agent of the Corporation that is not a Director or Executive Officer has not met any applicable standard for indemnification set forth in the DGCL.

6.5.

Contractual Nature of Rights.

a)

The provisions of this Section 6 constitute a contract between the Corporation and each Director and Executive Officer entitled to the benefits hereof at any time while this Section 6 is in effect, in consideration of such person’s past or current and any future performance of services in their Corporate Status. Neither amendment, repeal or modification of any provision of this Section 6, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Section 6 will eliminate or reduce any right conferred by this Section 6 in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a Proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission will vest at the time of the act or omission in question, regardless of when or if any Proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of Expenses provided by, or granted pursuant to, this Section 6 will continue notwithstanding that the person has ceased to be a Director or Executive Officer and will inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.

(b)

If a claim for indemnification hereunder by a Director or Executive Officer is not paid in full by the Corporation within 60 days after receipt by the Corporation of a written claim for indemnification, such Director or Executive Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Executive Officer will also be entitled to be paid the Expenses of prosecuting such claim. The failure of the Corporation (including its Board or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Section 6 will not be a defense to an action brought by a Director or Executive Officer for recovery of the unpaid amount of an indemnification claim and will not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Executive Officer is not entitled to indemnification will be on the Corporation.

(c)

In any suit brought by a Director or Executive Officer to enforce a right to indemnification hereunder, it will be a defense that such Director or Executive Officer has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.

6.6.

Non-exclusivity.  The indemnification and advancement of expenses permitted by this Section 6 are exclusive of any other rights to which any person may be entitled under any statute, the Corporation’s Amended and Restated Certificate of Incorporation or these Bylaws, any agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office, and will continue as to a person who has ceased to be a Director, Executive Officer, employee or agent of the Corporation and will inure to the benefit of the heirs, executors and administrators of such person.

6.7.

Indemnification Agreements.  The Corporation may enter into agreements with any person described in this Section 6 for the purpose of providing for the indemnification set forth in Section 6.1(a) and Section 6.1(b).

6.8.

Insurance.  The Corporation has the power to purchase and maintain insurance to protect itself and any person who is or was a Director, Executive Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other enterprise against any Expenses or Liabilities asserted against such person and incurred by such person by reason of their Corporate Status, whether or not the Corporation would have the power to indemnify such person against such Expense or Liability under the provisions of this Section 6 or otherwise.

6.9.

Certain Definitions.  For purposes of this Section 6, references to:

a)

a person’s “Corporate Status” describes the status of a person who is serving or has served (i) as a Director, (ii) as an Executive Officer, (iii) as an employee or agent of the Corporation, or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity that such person is or was serving at the request of the Corporation. For purposes of this Section 6, a Director, Executive Officer, employee or agent of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary will be deemed to be serving at the request of the Corporation;

b)

the “Corporation” means the current Corporation and includes any (i) resulting corporation in a merger of the Corporation and (ii) constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, executive officers, employees or agents, so that any person who is or was a director, executive officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, executive officer, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other enterprise, will stand in the same position under the provisions of this Section 6 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

c)

a “Director” means any person who serves or has served the Corporation as a director on the Board;

d)

a “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not a party to such Proceeding;

e)

an “Executive Officer” means executive officer, as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended, of the Corporation;

f)

“Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

g)

a “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative;

h)

“Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement; and

i)

“Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

6.10.

Severability.  If any word, clause, provision or provisions of this Section 6 is held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Section 6 (including each portion of any section of this Section 6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) will not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Section 6 (including each such portion of any section of this Section 6 containing any such provision held to be invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

7.

Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or the committee.

8.

Directors may, by resolution of the Board, be allowed a fixed sum and expenses of attendance for attendance at regular or special meetings of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees, and others who attend pursuant to direction, may, by vote of the Board, be allowed a like fixed sum and expenses of attendance for attending committee meetings.

9.

The Board, in its discretion, may appoint an Executive Committee consisting of three or more directors of the corporation, one of whom shall be the President of the corporation, who shall serve during the pleasure of the Board for the terms fixed by it.  Two members of the Executive Committee shall constitute a quorum for the transaction of business.  The Executive Committee shall have and may exercise the powers of the Board in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers.  The Executive Committee shall meet at such intervals between regular meetings. The Board, as may from time to time be fixed by the Board, shall keep regular records of its meetings and report the same to the Board when required.

ARTICLE IV

Officers

1.

The officers of the Corporation shall be chosen by the Board and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer.  From time to time the Board may also appoint a Chairperson of the Board a CEO, a Vice Chairperson of the Board, a Chief Financial Officer, Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper.  Any number of offices, except the offices of President and Secretary, may be held by the same person.  The Chairperson of the Board, if such office exists, and the President shall be chosen from among the directors.

2.

The term of office of all officers shall be one year or until their respective successors are elected and qualify by the Board, but any officer may be removed from office, either with or without cause at any time by the affirmative vote of a majority of the members of the Board then in office.  A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board.

3.

Unless otherwise ordered by the Board, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of the corporations in which the Corporation may hold securities, and at such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present.  The Board by resolution from time to time may confer like power upon any other person or persons.

ARTICLE V

Duties of Officers

1.

The President shall be chief executive officer of the Corporation and as such shall have general and active direction of the management and supervision of the business operations of the Corporation.  The President shall have such other duties and powers as may be assigned from time to time by the Board and shall preside at all meetings of the stockholders and Board.

2.

During the absence or disability of the President (or the CEO if one is appointed), an officer designated by the Board, shall exercise all the functions and duties of the President or the CEO.  Each officer shall have such powers and discharge such duties as may be assigned to him or her from time to time by the Board.

3.

The Treasurer shall have the custody of all the funds and securities of the Corporation.  When necessary or proper, the Treasurer shall endorse on behalf of the Corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank, or banks, or depositories as may be designated by the Board, or by any officer acting under authority conferred by the Board.  The Treasurer shall enter regularly in books to be kept for the purpose a full and accurate account of all monies received and paid on account of the Corporation.  Whenever required by the Board, the Treasurer shall render an account of all transactions as Treasurer and of the financial condition of the Corporation.  The Treasurer shall at all reasonable times exhibit his or her books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours and shall perform all things incident to the position of Treasurer, subject to the control of the Board.  The Treasurer shall give bond for the faithful discharge of his or her duties if the Board so require.  The Treasurer shall do and perform such other duties as may be assigned from time to time by the Board.

4.

The Assistant Treasurers, in the order of their seniority, shall, in the absence of or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board shall prescribe.

5.

The Secretary shall attend all meetings of the stockholders and all meetings of the Board, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for other committees when so required.  The Secretary shall give, or cause to be given, notice of all meetings of stockholders and the Board and of committees and shall perform such other duties as may be prescribed by the Board.     The Secretary shall be sworn to the faithful discharge of his or her duties.  The Secretary shall do and perform such other duties as may be assigned from time to time by the Board.

6.

The Assistant Secretaries, in the order of their seniority, shall in the absence of or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board shall prescribe.

7.

In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his or her place, the Board may from time-to-time delegate the powers and duties of such officer to any other officer or any director or any other person whom it may select.

ARTICLE VI

Certificates of Stock

1.

The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board may from time to time prescribe.

Except as otherwise required by law, transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed as in Section 4 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.  The person in whose name. Shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.  The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation.

The certificates of stock shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation.  Such seal may be a facsimile, engraved or printed.  Where any such certificate is signed by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed.  In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

2.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

If no record date is fixed:

The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjournment meeting.

3.

No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation, if the Board shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board may in its discretion require.

4.

The Board may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.

5.

The books, accounts and records of the Corporation, except as may otherwise be required by statute, may be kept outside of the State of Delaware, at such place or places as the Board may from time to time appoint.  The Board shall determine whether and to what extent the books, accounts and records of the Corporation, or any of them, other than the stock ledger, shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any book, account or record of the Corporation except as conferred by statute or by resolution of the Board.

ARTICLE VII

Corporate Seal

The corporate seal of the Corporation shall consist of two concentric circles, between which shall be the name of the Corporation, and its state of incorporation, and in the center shall be inscribed the words, “Corporate Seal.”

ARTICLE VIII

Amendments

The Bylaws of the Corporation shall be subject to alteration, amendment or repeal, and new Bylaws not inconsistent with any provision of the Certificates of Incorporation or statute, may be made, either by the affirmative vote of the holders of a majority in interest of the stockholders of the Corporation present in person or by proxy at any annual or special meeting of the stockholders and entitled to vote on the subject matter, a quorum being present, provided that notice of such proposed action shall have been given in the call for the meeting, or by the affirmative vote of a majority of the whole Board, given at any regular or special meeting of the Board.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall end on the last day of May in each year.

ARTICLE X

Forum

1.

Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state or federal court located within the State of Delaware) shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action or proceeding asserting a claim against the Corporation or any director, officer or other employee of the Corporation arising pursuant to, or seeking to enforce any right or remedy under, any provision of the DGCL, the Corporation’s Certificate of Incorporation or these Bylaws (in each case, as they may be amended and restated from time to time), (d) any action or proceeding asserting a claim against the Corporation or any director, officer or other employee of the Corporation governed by the internal affairs doctrine, or (e) any action or proceeding to interpret, apply, enforce, or determine the validity of any provision or provisions of the Corporation’s Certificate of Incorporation or these Bylaws (in each case, as they may be amended and restated from time to time), in all cases to the full extent permitted by applicable law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing, otherwise acquiring, or continuing to own any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 1 of Article X.

2.

Federal Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing, otherwise acquiring, or continuing to own any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 2 of Article X.

CERTIFICATION OF BYLAWS

OF

BIOMERICA, INC.

a Delaware Corporation

I, Allen Barbieri, certify that I am Secretary of Biomerica, Inc., a Delaware corporation (the “Corporation”), that I am duly authorized to make and deliver this certification and that the attached Bylaws are a true and complete copy of the Bylaws of the Corporation in effect as of the date of this certificate.

Dated: July 24, 2023

/s/ Allen Barbieri
Name: Allen Barbieri